Exhibit 10.1
BIOVENTUS INC.
2023 RETENTION EQUITY AWARD PLAN

2023 Retention Equity Award Plan Approved by
the Board on April 17, 2023 and by the Stockholders on June 7, 2023

1.Purposes of the Plan. The purposes of this Plan are to retain critical personnel serving as Employees; to provide additional incentives to Employees to contribute to the successful performance of the Company and any Related Entity; to promote the growth of the market value of the Company’s Common Stock; to align the interests of Participants with those of the Company’s stockholders; and to promote the success of the Company’s business.
2.Definitions. The following definitions will apply as used herein and in all individual Award Agreements except as a term may be otherwise defined in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition will supersede the definition contained in this Section 2.
(a)“Administrator” means the Plan Administrator as described in Section 4. With reference to the duties of the Administrator under the Plan which have been delegated to one or more persons pursuant to Section 4, the term “Administrator” will refer to such person(s) unless such delegation has been revoked.
(b)“Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal and state securities laws, the corporate laws of Delaware, and, to the extent other than Delaware, the corporate law of the state of the Company’s incorporation, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.
(c)“Award” means the grant of a Restricted Stock Unit under the Plan.
(d)“Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Participant, including any amendments thereto.
(e)“Board” means the board of directors of the Company.
(f)“Cause” means, with respect to the termination by the Company or a Related Entity of a Participant’s Continuous Service:
(i)    that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written employment agreement or other similar agreement between the Participant and the Company or such Related Entity, provided, however, that with regard to any agreement that defines “Cause” on the occurrence of or in connection with a Change in Control, such definition of “Cause” will not apply until a Change in Control actually occurs; or
(ii)    in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator: (A) the Participant’s performance of any act, or failure to perform any act, in bad faith and to the detriment of the Company or a Related Entity; (B) the Participant’s dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; (C) the Participant’s material breach of any noncompetition, confidentiality or similar agreement with the Company or a Related Entity, as determined under such agreement; (D) the Participant’s commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; (E) the

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Participant’s engaging in acts or omissions constituting gross negligence, misconduct or a willful violation of a Company or a Related Entity policy which is or is reasonably expected to be materially injurious to the Company and/or a Related Entity; or (F) the Participant’s failure to follow the reasonable instructions of the Board or such Participant’s direct supervisor, which failure, if curable, is not cured within 10 days after notice to such Participant or, if cured, recurs within 180 days.
(g)“Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)    a transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Related Entities, an employee benefit plan maintained by the Company, or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition;
(ii)    during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Section 2(g)(i) or Section 2(g)(iii)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
(iii)    the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions, or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(A)    that results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(B)    after which no “person” or “related” group of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided,  however, that no person or related group of persons will be treated for purposes of this Section 2(g)(iii)(B) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

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    Notwithstanding the foregoing definition or any other provision of this Plan, (x) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, (y) the definition of Change in Control (or any analogous term) in an individual written agreement between a Participant and the Company or a Related Entity will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that (1) if no definition of Change in Control (or any analogous term) is set forth in such an individual written agreement, the foregoing definition will apply; and (2) no Change in Control (or any analogous term) will be deemed to occur with respect to Awards subject to such an individual written agreement without a requirement that the Change in Control (or any analogous term) actually occur, and (z) if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (i), (ii), or (iii) with respect to such Award (or portion thereof) will only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
(h)“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.
(i)“Committee” means the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan in accordance with Section 4(a) below.
(j)“Common Stock” means the Company’s Class A common stock, $0.001 par value per share.
(k)“Company” means Bioventus Inc., a Delaware corporation, or any successor entity that adopts the Plan in connection with a Change in Control.
(l)“Continuous Service” means that the provision of services to the Company or a Related Entity as an Employee is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Continuous Service will be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee can be effective under Applicable Laws. A Participant’s Continuous Service will be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Participant provides services ceasing to be a Related Entity. Continuous Service will not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor in the capacity of an Employee, or (iii) if permitted by the Administrator, a change in status from Employee to non-employee consultant to the Company or a Related Entity. An approved leave of absence for purposes of this Plan will include sick leave, military leave, or any other authorized personal leave, so long as the Company or Related Entity has a reasonable expectation that the individual will return to provide services for the Company or Related Entity, and provided further that the leave does not exceed six months, unless the individual has a statutory or contractual right to re-employment following a longer leave.
(m)“Data” has the meaning set forth in Section 19 of this Plan.
(n)“Effective Date” has the meaning set forth in Section 13 below.
(o)“Employee” means any person, including an Officer, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or

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any Related Entity as to both the work to be performed and the manner and method of performance.
(p)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(q)“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows.
(i)    If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market, or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)    If the Common Stock is regularly quoted on an automated quotation system (including the OTC markets and systems maintained by OTC Markets Group Inc.) or by a recognized securities dealer, its Fair Market Value will be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii)    In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof will be determined by the Administrator in good faith by application of a reasonable valuation method consistently applied and taking into consideration all available information material to the value of the Company in a manner in compliance with Section 409A.
(r)“Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(s)“Participant” means the holder of an outstanding Award.
(t)“Plan” means this Bioventus Inc. 2023 Retention Equity Award Plan, as the same may be amended from time to time.
(u)“Related Entity” means any entity (other than the Company), whether now or hereafter existing, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
(v)“Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

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(w)“Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Exchange Act, as such rule may be amended from time to time, and includes any successor provisions thereto.
(x)“Section 409A” means Section 409A of the Code, the Treasury Regulations and other guidance issued thereunder by the United States Department of the Treasury (whether issued before or after the Effective Date), and all state laws of similar effect.
(y)“Share” means a share of the Common Stock.
(z)“Tax Obligations” means all federal, state, local, and foreign income tax, social insurance, payroll tax, fringe benefits tax, or other tax-related liabilities related to a Participant’s participation in the Plan and the receipt of any benefits hereunder, as determined under the Applicable Laws.
3.Stock Subject to the Plan.
(a)Subject to adjustment as described in Section 11 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards is 600,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.
(b)Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) will be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award will not be returned to the Plan and will not become available for future issuance under the Plan, except that if unvested Shares are forfeited or repurchased by the Company, such Shares will become available for future grant under the Plan. In the event tax withholding obligations associated with an Award are satisfied by withholding Shares, any Shares so withheld will not again be available for Awards under the Plan.
(c)During the term of the Plan, the Company will at all times reserve and keep available a sufficient number of Shares to satisfy the requirements of the Plan.
4.Administration of the Plan.
(a)Plan Administrator. The Plan will be administered by (i) the Board or (ii) a Committee designated by the Board, which Committee will be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee will continue to serve in its designated capacity until otherwise directed by the Board.
(b)Powers of the Administrator. Subject to the Applicable Laws, the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:
(i)to select the Employees to whom Awards may be granted from time to time hereunder;
(ii)to determine whether and to what extent Awards are granted hereunder;

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(iii)to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;
(iv)determine the vesting schedule (if any) applicable to all Awards under the Plan;
(v)to determine the type, terms and conditions of any Award granted hereunder;
(vi)to accelerate vesting on any Award or to waive any forfeiture restrictions applicable thereto or to waive any other limitation or restriction with respect to an Award;
(vii)to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto;
(viii)to approve forms of Award Agreements for use under the Plan;
(ix)to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to afford Participants favorable treatment under such rules or laws; provided, however, that no Award will be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan;
(x)to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would materially adversely affect the Participant’s rights under an outstanding Award will not be made without the Participant’s written consent;
(xi)to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of Award or Award Agreement, granted pursuant to the Plan;
(xii)to make other determinations as provided in this Plan; and
(xiii)to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.
The express grant in the Plan of any specific power to the Administrator will not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan will be final, conclusive and binding on all persons having an interest in the Plan.
(c)Delegation of Authority. To the extent permitted by Applicable Law, the Board or Committee may from time to time delegate to a committee of one or more Officers of the Company the authority to grant or amend Awards or to take other actions pursuant to this Section 4; provided, however, that in no event may an Officer of the Company be delegated the authority to grant awards to, or amend Awards held by, individuals who are subject to Section 16 of the Exchange Act or Officers to whom authority to grant or amend Awards has been delegated hereunder; and provided further that any delegation of authority will only be permitted to the extent it is permissible under Applicable Law.  Any delegation hereunder will be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee.  At all

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times, the delegatee appointed under this Section 4(c) will serve in such capacity at the pleasure of the Board and the Committee.
(d)Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated will be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to such liabilities, costs, and expenses as may arise out of, or result from, the bad faith, gross negligence, willful misconduct, or criminal acts of such persons; provided, however, that within 30 days after the institution of such claim, investigation, action, suit or proceeding, such person will offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.
5.Eligibility. Awards may be granted to Employees at the director level and above, provided, however, that the Administrator may grant Awards to Employees below the director level when the Administrator determines in its discretion that such awards are warranted for retentive purposes or for other reasons consistent with the purposes of the Plan. An Employee who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.
6.Terms and Conditions of Awards.
(a)Grant of Restricted Stock Units. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock Units to eligible Employees, in such amounts, and on such terms, as the Administrator, in its sole discretion, determines. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the number of Restricted Stock Units awarded, the vesting schedule, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
(b)Vesting Criteria. The Administrator will establish vesting criteria for each Award in its discretion. Vesting criteria may include the Participant’s Continuous Service over a period or periods of time. The Administrator may also establish vesting criteria based upon the achievement of Company-wide, business unit, or individual performance goals, or any other basis determined by the Administrator in its discretion.
(c)Other Conditions. Subject to the terms of the Plan, the Administrator may establish additional terms and conditions of each Award including, but not limited to, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, and payment contingencies.
(d)Effect of Termination. Unless otherwise provided in the applicable Award Agreement, vesting of an Award will end upon the termination of the Participant’s Continuous Service for any reason. The Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that an Award may become vested subsequent to a termination of Continuous Service in the event of the Participant’s death, retirement or disability or any other specified termination of Continuous Service.

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(e)Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon vesting of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.
7.Transferability of Awards. Unless the Administrator provides otherwise, no Award may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. Notwithstanding the foregoing, the Participant may designate one or more beneficiaries of the Participant’s Award in the event of the Participant’s death on a beneficiary designation form provided by the Administrator.
8.Tax Withholding.
(a)Prior to the delivery of any Shares or cash pursuant to an Award, or at such other time as the Tax Obligations are due, the Company, in accordance with the Code and any Applicable Laws, will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all Tax Obligations. The Administrator may condition such delivery, payment, or other event pursuant to an Award on the payment by the Participant of any such Tax Obligations.
(b)The Administrator, pursuant to such procedures as it may specify from time to time, may designate the method or methods by which a Participant may satisfy the Tax Obligations. As determined by the Administrator in its sole discretion from time to time, these methods may include one or more of the following:
(i)    paying cash;
(ii)    directing the Company withhold cash or Shares deliverable to the Participant having a Fair Market Value equal to the amount required to be withheld;
(iii)    delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld or remitted, provided the delivery of such Shares will not result in any adverse accounting consequences as the Administrator determines;
(iv)    selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine (whether through a broker or otherwise) equal to the Tax Obligations required to be withheld;
(v)    retaining from salary or other amounts payable to the Participant cash having a sufficient value to satisfy the Tax Obligations; or
(vi)    any other means which the Administrator determines to both comply with Applicable Laws, and to be consistent with the purposes of the Plan.
    The amount of Tax Obligations will be deemed to include any amount that the Administrator determines may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state, local and foreign marginal income tax rates applicable to the Participant or the Company, as applicable, with respect to the Award on

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the date that the amount of tax or social insurance liability to be withheld or remitted is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the Tax Obligations are required to be withheld.
9.Rights As a Stockholder. A Participant will not have any rights of a stockholder, nor will dividends accrue or be paid, with respect to any of the Shares granted pursuant to such Award until the Award is settled and the Shares are delivered (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).
10.Conditions Upon Issuance of Shares; Manner of Issuance of Shares.
(a)Legal Compliance. Shares will not be issued pursuant to the vesting of an Award unless the issuance and delivery of such Shares will comply with Applicable Laws. If at any time the Administrator determines that the delivery of Shares pursuant to the vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting of an Award or to otherwise receive Shares pursuant to the terms of an Award will be suspended until the Administrator determines that such delivery is lawful and will be further subject to the approval of counsel for the Company with respect to such compliance. The Company will have no obligation to effect any registration or qualification of the Shares under any Applicable Law.
(b)Investment Representations. As a condition to the receipt of Shares pursuant to an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such receipt that the Shares are being issued only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.
(c)Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority has not been obtained.
(d)Form of Issuance of Shares. Subject to the Applicable Laws and any governing rules or regulations, the Company will issue or cause to be issued the Shares acquired pursuant to an Award and will deliver such Shares to or for the benefit of the Participant by means of one or more of the following as determined by the Administrator: (i) by delivering to the Participant evidence of book entry Shares credited to the account of the Participant, (ii) by depositing such Shares for the benefit of the Participant with any broker with which the Participant has an account relationship, or (iii) by delivering such Shares to the Participant in certificate form.
(e)Fractional Shares. No fractional Shares will be issued pursuant to any Award under the Plan; any Participant who would otherwise be entitled to receive a fraction of a Share upon vesting of an Award will receive from the Company cash in lieu of such fractional Shares in an amount equal to the Fair Market Value of such fractional Shares, as determined by the Administrator.
11.Adjustments. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, as well as any other terms that the Administrator determines require adjustment will be proportionately adjusted for (i) any increase or decrease in the number of issued and outstanding Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the

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Shares, (ii) any other increase or decrease in the number of issued and outstanding Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to the Company’s Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company will not be deemed to have been “effected without receipt of consideration.” Such adjustment will be made by the Administrator and its determination will be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason hereof will be made with respect to, the number or price of Shares subject to an Award. No adjustments will be made for dividends paid in cash or in property other than Common Stock of the Company, nor will cash dividends or dividend equivalents accrue or be paid in respect of unvested Awards hereunder.
12.Change in Control.
(a)Notwithstanding any other provision of the Plan, in the event of a Change in Control, unless the Administrator elects to (i) accelerate vesting of an Award prior to the Change in Control or (ii) terminate an Award in exchange for cash, rights or property, then such Award will continue in effect or be assumed or an equivalent Award (which may include, without limitation, an Award settled in cash) substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event an Award continues in effect or is assumed or an equivalent Award substituted, and a Participant incurs a termination of Continuous Service by the Company or its successor without Cause, upon or within 12 months following the Change in Control, then such Participant will become fully vested in such continued, assumed or substituted Award upon such termination. In taking any of the actions permitted under this Section 12(a), the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly. Such action(s) by the Administrator will take place as of the date of the Change in Control or such other date as the Administrator may specify.
(b)For the purposes of this Section 12, an Award will be considered assumed if, following the Change in Control, the Award is expressly assumed (and not simply by operation of law) by the successor corporation or its parent in connection with the Change in Control and the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the vesting of the Award, for each Share subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per-share consideration received by holders of Common Stock in the Change in Control.
13.Effective Date and Term of Plan; Stockholder Approval.
(a)This Plan became effective upon its adoption by the Board (the “Effective Date”). The Plan will continue in effect for a period of 10 years from the Effective Date unless sooner terminated, subject to the approval of the Plan by the stockholders of the Company as described in Section 13(c) below.

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(b)The expiration of the Plan will not have the effect of terminating any Awards outstanding on such date, except as otherwise provided in the applicable Award Agreement.
(c)The Plan will be subject to approval by the stockholders of the Company within 12 months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
14.Amendment, Suspension or Termination of the Plan. The Board may at any time suspend or terminate the Plan, or amend the Plan in any respect, except that it may not (a) increase the total number of shares that may be issued under the Plan (except by adjustment pursuant to Section 11) or (b) extend the expiration date of the Plan without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing such action. No Award may be granted during any suspension of the Plan or after termination of the Plan. No suspension or termination of the Plan will adversely affect any rights under Awards already granted to a Participant without his or her consent.
15.No Effect on Terms of Employment/Consulting Relationship. Neither the Plan nor any Award will confer upon any Participant any right with respect to the Participant’s Continuous Service, nor will either interfere in any way with the Participant’s right or the right of the Company or a Related Entity to terminate the Participant’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Participant who is employed on an “at will” basis is in no way affected by its determination that the Participant’s Continuous Service has been terminated for Cause for the purposes of this Plan.
16.No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards will not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and will not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.
17.Information to Participants. The Company will provide to each Participant, during the period for which such Participant has one or more Awards outstanding, such information as required by Applicable Laws.
18.Electronic Delivery. The Administrator may decide to deliver any documents related to any Award granted under the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company or to request a Participant’s consent to participate in the Plan by electronic means. By accepting an Award, each Participant consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company, and such consent will remain in effect throughout Participant’s Continuous Service with the Company and any Related Entity and thereafter until withdrawn in writing by Participant.
19.Data Privacy. The Administrator may decide to collect, use and transfer, in electronic or other form, personal data as described in this Plan or any Award for the exclusive purpose of implementing, administering and managing participation in the Plan. By accepting an Award, each Participant acknowledges that the Company holds certain personal information about Participant, including, but not limited to, name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title,

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details of all Awards awarded, cancelled, vested or unvested, for the purpose of implementing, administering and managing the Plan (the “Data”). Each Participant further acknowledges that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan and that these third parties may be located in jurisdictions that may have different data privacy laws and protections, and Participant authorizes such third parties to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the recipient or the Company may elect to deposit any Shares acquired upon any Award.
20.Application of Section 409A. This Plan and the Awards granted hereunder will be construed and administered such that the Awards either qualify for an exemption from the application of Section 409A or satisfy the requirements of Section 409A. If an Award is subject to Section 409A: (i) distributions will only be made in a manner and upon an event permitted under Section 409A, (ii) payments to be made upon a termination of employment will only be made upon a “separation from service” under Section 409A, (iii) payments to be made upon a Change in Control will only be made upon an event that qualifies as a “change in control event” under Section 409A (without giving effect to any elective provisions permitted thereunder), and (iv) in no event will a Participant, directly or indirectly, designate the calendar year in which a distribution is made, except in accordance with Section 409A. Each payment in any series of installment payments under an Award will be treated as a separate payment for purposes of Section 409A. Any Award granted under this Plan that is subject to Section 409A and that is to be distributed to a “specified employee” (as defined in Section 409A) upon a separation from service will be administered so that any distribution with respect to such Award will be postponed for six months following the date of the Participant’s separation from service (or, if earlier, the date of death of the Participant), if required by Section 409A. If a distribution is so delayed pursuant to Section 409A, the distribution will be paid within 30 days after the end of the six-month period (or the Participant’s death, if earlier). Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A, the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures, or take any other actions, that the Administrator determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A. Notwithstanding anything in the Plan or any Award Agreement to the contrary, each Participant will be solely responsible for the tax consequences of Awards, and in no event will the Company have any responsibility or liability if an Award does not meet any applicable requirements of Section 409A. Although the Company intends to administer the Plan to avoid taxation under Section 409A, the Company does not represent or warrant that the Plan or any Award is exempt from, or compliant with, Section 409A.
21.Clawback/Repayment. All Awards will be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any applicable clawback, forfeiture or other similar policy adopted by the Board and as in effect from time to time; and (ii) the Applicable Laws. Further, to the extent that the Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Participant may be required to repay any such excess amount to the Company.
22.Unfunded Obligation. Participants will have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan will be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any

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Related Entity will be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company will retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account will not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Company or a Related Entity. The Participants will have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.
23.Construction. Captions and titles contained herein are for convenience only and will not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular includes the plural and the plural includes the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

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